EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Regions Financial Corporation (the “Company”) on Form 10-Q for the quarter ending March 31, 2008 (the “Report”), I, C. Dowd Ritter, Chief Executive Officer of the Company, Irene Esteves, Chief Financial Officer of the Company and Hardie B. Kimbrough, Jr., Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. DOWD RITTER	/s/ IRENE ESTEVES
C. Dowd Ritter	Irene Esteves
Chief Executive Officer	Chief Financial Officer

/s/ HARDIE B. KIMBROUGH, JR.
Hardie B. Kimbrough, Jr.
Chief Accounting Officer

May 7, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Regions Financial Corporation and will be retained by Regions Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.